UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2008
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Amendment dated December 17, 2008 to Employment Agreement by and between the Registrant and Dr. Sudhir Agrawal dated October 19, 2005
Ex-10.2 Amendment dated December 17, 2008 to employment offer letter by and between the Registrant and Louis J. Arcudi, III, dated November 8, 200

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 16, 2008, the Compensation Committee of the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved compensation for the following executive officers, as set forth in the table below:
•	New annual base salaries for 2009;

•	The payment of cash bonus awards for 2008; and

•	The grant of options to purchase shares of common stock of the Company.

	2009 Annual
	Salary	2008 Bonus	Stock Options
Sudhir Agrawal	$510,000	$340,000	200,000
President, Chief Executive Officer, Chief Scientific Officer and Director

Louis J. Arcudi, III	$260,000	$60,000	40,000
Chief Financial Officer

Alice Bexon*	$189,000	$36,000	10,000
Vice President, Clinical Development

Timothy Sullivan	$278,000	$55,000	35,000
Vice President, Development Programs
*  Commencing in May 2008, Dr. Bexon’s work schedule was reduced to 60%. The annual salary listed in the table above assumes continuation of such schedule; Dr. Bexon’s 2009 annual salary would be $315,000 on a full-time basis.
     Each of the options to purchase shares of the Company’s common stock was granted pursuant to the Company’s 2008 Stock Incentive Plan, has an exercise price equal to $8.70, which was the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 16, 2008, and vests in equal quarterly installments over four years.
     In addition, on December 17, 2008, in order to ensure compliance with Section 409A of the Internal Revenue Code, the Company entered into amendments to its employment agreements with Dr. Agrawal and with Mr. Arcudi. These amendments reflect, among other things, changes necessary to comply with Section 409A rules governing the timing of bonus and severance payments and payments in connection with a change-in-control of the Company. These amendments do not affect the scope or amount of benefits Dr. Agrawal and Mr. Arcudi are entitled to receive under their respective agreements.
     The description of the amendments to the employment agreements with Dr. Agrawal and Mr. Arcudi set forth above is qualified in its entirety by reference to the full and complete terms set forth in such amendments, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.
     On December 16, 2008, the Board of Directors approved a one-year extension of the consulting agreement entered into on January 1, 2008 by the Company and Dr. Robert Karr, a director of the Company and its former President. Under the consulting agreement, the Company has agreed to pay Dr. Karr a consulting fee of $375 per hour up to a maximum of $3,000 for each day of services performed by Dr. Karr.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: December 18, 2008	By:	/S/ LOUIS J. ARCUDI, III
Louis J. Arcudi, III
Chief Financial Officer

EXHIBIT INDEX
The following exhibits are filed herewith.
10.1	Amendment dated December 17, 2008 to Employment Agreement by and between the Registrant and Dr. Sudhir Agrawal dated October 19, 2005.

10.2	Amendment dated December 17, 2008 to employment offer letter by and between the Registrant and Louis J. Arcudi, III, dated November 8, 2007.